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                                                                    EXHIBIT 99.1


                                                                 [WILLIAMS LOGO]



NEWSRELEASE


NYSE: WMB                                           Leading Energy SOLUTIONS(SM)
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
DATE:         Jan. 23, 2003

CONTACT:      Chris Stockton                            Travis Campbell                   Richard George
              Williams (media relations)                Williams (investor relations)     Williams (investor relations)
              (713) 215-2010                            (918) 573-2944                    (918) 573-3679
              CHRISTOPHER.L.STOCKTON@WILLIAMS.COM       TRAVIS.CAMPBELL@WILLIAMS.COM      RICHARD.GEORGE@WILLIAMS.COM
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           TRANSCO EXTENDS EXCHANGE OFFER FOR SENIOR NOTES DUE IN 2012

         HOUSTON - Transcontinental Gas Pipe Line Corporation, a subsidiary of Williams, announced today that it has extended the expiration date on the exchange offer for its outstanding 8.875 percent senior notes due in 2012 which was scheduled to expire at 5 p.m. Eastern on Thursday, Jan. 23, 2003.

         The offer will now expire at 5 p.m. Eastern on Wednesday, Jan. 29, 2003. For more information on the exchange offer, noteholders may contact Wells Fargo Bank, N.A. as the exchange agent for the exchange offer at (800) 344-5128.

ABOUT WILLIAMS (NYSE: WMB)

Williams moves, manages and markets a variety of energy products, including natural gas, liquid hydrocarbons, petroleum and electricity. Based in Tulsa, Okla., Williams' operations span the energy value chain from wellhead to burner tip. Company information is available at www.williams.com.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.